SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2002

New Plan Excel Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-12244	33-0160389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1120 Avenue of the Americas, 12th Floor
New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(212) 869-3000

Not applicable
(Former name or former address, if changed since last report)

Item 7.	Exhibits

The following exhibit is filed as part of this report:

99.1	Supplemental Disclosure of New Plan Excel Realty Trust, Inc. for the Quarter Ended December 31, 2001.

Item 9.	Regulation FD Disclosure

     Attached hereto as Exhibit 99.1 is a copy of certain Supplemental Disclosure of the Registrant for the quarter ended December 31, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Plan Excel Realty Trust, Inc.

Date: March 7, 2002	By: /s/ Steven F. Siegel
Steven F. Siegel Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Document

99.1	Supplemental Disclosure of New Plan Excel Realty Trust, Inc. for the Quarter Ended December 31, 2001.